UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2021

ACKRELL SPAC PARTNERS I CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39821	83-3237047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #1968 Claymont, DE	19703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 560-4753

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one subunit and one-half of one warrant	ACKIU	The Nasdaq Stock Market LLC
Subunits included as part of the units, each consisting of one share of common stock, $.0001 par value, and one-half of one warrant	ACKIT	The Nasdaq Stock Market LLC
Redeemable warrants	ACKIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 9, 2021, Ackrell SPAC Partners I Co. (the “Company”) held its 2021 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected one director to serve as the Class A director on the Company’s board of directors (“Board”) until the 2024 annual meeting of stockholders or until his successor is duly elected and qualified and (ii) ratified the appointment by the audit committee of the Board of UHY LLP (“UHY”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of Class A Director

 Mr. Daniel L. Sheehan was re-elected to serve as the Class A director. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Daniel L. Sheehan	11,304,370	0	1,193,751	3,003,640

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of UHY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,501,624	133	4	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021	ACKRELL SPAC PARTNERS I CO.

	By:	/s/ Long Long
	Name:	Long Long
	Title:	Chief Financial Officer

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